UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cleveland-Cliffs Inc published a news release dated March 31, 2006 as follows:

Cleveland-Cliffs Announces Convertibility of Preferred Stock

Cleveland, OH—March 31, 2006—Cleveland-Cliffs Inc (NYSE: CLF) today announced that, due to the satisfaction of a condition to the conversion right of the holders of its 3.25% redeemable cumulative convertible perpetual preferred stock, the preferred stock may be surrendered for conversion at any time during the fiscal quarter ending June 30, 2006.

The condition was satisfied because the closing share price of Cleveland-Cliffs' common shares for at least 20 trading days of the last 30 trading days of the fiscal quarter ended March 31, 2006 exceeded 110% of the then applicable conversion price of the preferred stock. The satisfaction of this condition allows conversion of the preferred stock during the fiscal quarter ending June 30, 2006 only. Conversion may continue after such quarter if certain conditions set forth in Cleveland-Cliffs' amended articles of incorporation are satisfied.

The preferred stock was also convertible during each of the past five fiscal quarters ended March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, and March 31, 2006, due to the satisfaction of this condition during the applicable periods of the fiscal quarters ended December 31, 2004, March 31, 2005, June 30, 2005, September 30, 2005, and December 31, 2005, respectively.

The conversion rate is currently 32.6652 common shares per share of preferred stock. This equates to a conversion price of approximately $30.61 per common share, subject to adjustment in certain circumstances including payment of dividends on the common shares.

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. Cleveland-Cliffs Inc operates a total of six iron ore mines located in Michigan, Minnesota and Eastern Canada. The Company is majority owner of Portman Limited, the third-largest iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore.

News releases and other information on the Company are available on the Internet at:
http://www.cleveland-cliffs.com .

SOURCE: Cleveland-Cliffs Inc

CONTACT: Media, +1-216-694-4870, or Financial Community, +1-800-214-0739, or +1-216-694-5459, both of Cleveland-Cliffs Inc

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

April 3, 2006	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary